UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2010

GREENMAN TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

205 South Garfield
Carlisle, Iowa 50047
 (Address of Principal Executive Offices, including Zip Code)

(781) 224-2411
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 2, 2010, the Board of Directors of GreenMan Technologies, Inc. (the “Company”), appointed Thomas Galvin to the Company’s Board of Directors.

Mr. Galvin, 57, was the Co-Founder and Executive Vice President of SourceOne, a Boston-based provider of energy outsourcing solutions for mission critical facilities, from 1999 through mid-2010. Prior to founding SourceOne, Mr. Galvin was the Director of Retail Service, Eastern United States, for Pacificorp, an investor-owned utility and provider of wholesale and retail renewable energy products. Earlier in his career, Mr. Galvin founded two environmental services consulting firms and, prior to that, had served as Director of Environmental Management and Energy Planning for the Massachusetts Port Authority. Mr. Galvin holds a B.A. in Biology from St. Anselm College and an M.S. in Environmental Engineering from the University of Massachusetts.

Item 7.01. Regulation FD Disclosure

On September 7, 2010, the Company issued a press release announcing the matters described in Item 5.02 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

99.1	Press Release of GreenMan Technologies, Inc. dated September 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENMAN TECHNOLOGIES, INC.

By:	/s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date:  September 9, 2010